Van Kampen New York Value Municipal Income Trust
                          Item 77(O) 10F-3 Transactions
                         May 1, 2004 - October 31, 2004



 Security   Purcha   Size   Offeri    Total   Amount   % of    % of
Purchased     se/     of      ng     Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng      of    Offering  Purcha  Purcha   Tota
                            Shares              sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
Commonweal  5/13/0    -     $97.67      $     1,000,   0.08%   0.93   Goldman,
  th of        4                                000             %     Sachs &
  Puerto                                                              Co., JP
   Rico                                                               Morgan,
  Public                                                               Morgan
Improvemen                                                            Stanley,
    t                                                                 Samuel A
                                                                     Ramirez &
                                                                     Co., Inc.,
                                                                      Banc of
                                                                      America
                                                                     Securities
                                                                        LLC,
                                                                       Lehman
                                                                     Brothers,
                                                                      Wachovia
                                                                       Bank,
                                                                      National
                                                                     Associatio
                                                                         n,
                                                                     Citigroup,
                                                                      Merrill
                                                                      Lynch &
                                                                        Co.,
                                                                      Raymond
                                                                      James &
                                                                     Associates
                                                                      , Inc.,
                                                                        UBS
                                                                     Financial
                                                                      Services
                                                                        Inc.